                           DUKE REALTY INVESTMENTS, INC.
                              (AN INDIANA CORPORATION)

                          DUKE REALTY LIMITED PARTNERSHIP
                          (AN INDIANA LIMITED PARTNERSHIP)

                               6 4/5% NOTES DUE 2009

                                   TERMS AGREEMENT

                                                      Dated: February 9, 1999

To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $125,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") (such Debt Securities being collectively hereinafter referred to as the " Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.

                                                   Principal Amount
    Underwriter                                          Of
    -----------                                 Underwritten Securities
                                                -----------------------
 Merrill Lynch , Pierce, Fenner & Smith             $   87,500,000
             Incorporated
 BT Alex. Brown Incorporated                            12,500,000
 J.P. Morgan Securities Inc.                            12,500,000
 Salomon Smith Barney Inc.                              12,500,000
                                                     -------------
       Total                                         $ 125,000,000


      The  Underwritten Securities shall have the following terms:

Title of securities:  6 4/5% Senior Notes due 2009
Currency:  U.S. Dollars
Principal amount to be issued:  $125,000,000
Current ratings:  Moody's Investors Service, Inc: Baa2; Standard & Poor's
   Corporation: BBB+
Interest rate:  6 4/5%
Interest payment dates: Each February 12 and August 12
Stated maturity date:  February 12, 2009
Redemption provisions: The Underwritten Securities are callable at any time at a Make-Whole Amount equivalent to the higher of par or the future payment stream discounted at T+25.
Delayed Delivery Contracts: not authorized
Initial public offering price: 99.778%, plus accrued interest, if any, from the date of issuance
Purchase price: 99.128%, plus accrued interest, if any, from the date of issuance (payable in same day funds).
Other terms: The Underwritten Securities shall be in the form of Exhibit A to the Supplemental Indenture, dated as of February 12, 1999 between Duke Realty Limited Partnership and The First National Bank of Chicago.
Closing date and location:  February 12, 1999 at the offices of Rogers &
     Wells LLP, 200 Park Avenue, New York, New York 10166

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership --Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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

     Please accept this offer no later than 5:00 o'clock P.M. (New York City time) on February 9, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                               Very truly yours,

                               MERRILL LYNCH & CO.
                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED
                               BT ALEX. BROWN INCORPORATED
                               J.P. MORGAN SECURITIES INC.
                               SALOMON SMITH BARNEY INC.

                               By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED



                               By: /s/ John P. Case III
                                   -----------------------------


Accepted:

DUKE REALTY INVESTMENTS, INC.

By: /s/ Dennis D. Oklak
    -------------------------
    Name: Dennis D. Oklak
    Title: EVP

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
     General Partner

By: /s/ Dennis D. Oklak
    -------------------------
    Name: Dennis D. Oklak
    Title: EVP


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